            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form
S-8 No. 333-62844) pertaining to the Restated Airport Systems International,
Inc. 1991 Stock Option Plan of Elecsys Corporation (formerly Airport Systems
International, Inc.) of our report dated June 18, 2004, with respect to the consolidated financial statements of Elecsys Corporation as of April 30, 2004 and for the year then ended included in this Annual Report (Form 10-KSB) for the year ended April 30, 2005.

                                       /s/ Ernst & Young, LLP

Kansas City, Missouri
July 26, 2005